AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1998






                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 7, 1998


                        UNITED DOMINION REALTY TRUST, INC
                        ---------------------------------
             (Exact name of registrant as specified in its charter)




           Virginia                       1-10524                54-0857512
           --------                       -------                ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation of organization)                              Identification No.)




                   10 South Sixth Street, Virginia 23219-3802
--------------------------------------------------------------------------------
               (Address of principal executive offices - zip code)




                                 (804) 780-2691
               --------------------------------------------------
               Registrant's telephone number, including area code

Item 2.  Acquisition or Disposition of Assets

         On September 11, 1998, United Dominion Realty Trust, Inc. (United Dominion), entered into an Agreement and Plan of Merger (Merger Agreement) between United Dominion and American Apartment Communities II, Inc. (AAC). Pursuant to the Merger Agreement, each share of AAC common and preferred stock was entitled to receive 7.812742 shares of United Dominion Series D Convertible Preferred Stock (Preferred Stock) and $46.1824 in cash. In exchange for the Preferred Stock and cash, United Dominion would acquire AAC's 79.1% interest in AAC II, LP. In addition, United Dominion entered into a Partnership Interest Purchase and Exchange Agreement (Partnership Exchange Agreement) between United Dominion, United Dominion Realty, L.P. (United Dominion's Operating Partnership) and American Apartment Communities Operating Partnership, L.P., AAC Management LLC and Schnitzer Investment Corporation (the Limited Partners). The Limited Partners owned a combined 20.9% interest in AAC II, LP. In exchange for the Limited Partners 20.9% interest in AAC II, LP, United Dominion would issue 5,614,035 Operating Partnership Units (OP Units) and cash. The transaction was structured as a tax-free merger (Merger) and exchange of OP Units and was treated as a purchase for accounting purposes. On December 7, 1998, United Dominion completed the acquisition of AAC in a statutory merger.

         In accordance with the Merger Agreement, the purchase price consisted of the following: (i) 8,000,000 shares of 7.5% Series D Convertible Preferred Stock ($25 liquidation preference value) which is convertible into United
Dominion common stock at $16.25 per share with a fair market value of approximately $175 million, (ii) the issuance of 5,614,035 OP Units with a value of approximately $70 million, (iii) the assumption of secured notes payable with a fair value of approximately $460 million, (iv) the assumption of other liabilities aggregating approximately $20 million and (v) $60 million of cash. The aggregate purchase price of the Merger was approximately $800.0 million, including transaction costs and mortgage premiums.

         AAC owned 54 communities located in the West, Northwest, Midwest and Florida. The 54 communities contain 14,141 apartment homes with a weighted average year built of 1979. AAC's apartment communities were geographically distributed as follows:

                                         Number of                 Number of
City/State                         Apartment Communities        Apartment Homes
------------------------           ---------------------        ---------------
San Francisco/San Jose, CA                   4                        980
Monterey Peninsula, CA                      13                      2,076
Sacramento, CA                               2                        914
Los Angeles, CA                              2                        926
Other CA                                     2                        444
                                          ----                     ------
         Total California                   23                      5,340

Portland, OR                                 4                        996
Seattle, WA                                  3                        492
Denver, CO                                   2                        876
                                          ----                     ------
         Pacific Northwest                   9                      2,364

Columbus, OH                                 4                      1,344
Indianapolis, IN                             3                        875
Detroit, MI                                  4                        744
Lansing, MI                                  4                      1,227
Other Midwest                                4                        819
                                          ----                     ------
         Total Midwest                      19                      5,009

Tampa, FL                                    2                      1,108
South Florida                                1                        320
                                          ----                     ------
         Total Florida                       3                      1,428
Total                                       54                     14,141
                                          ====                     ======



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

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Businesses Acquired

              The financial statements of American Apartment Communities II, Inc. and American Apartment Communities II, LP were previously filed on Form 8-K dated September 11, 1998 which was filed with the Securities and Exchange Commission on October 23, 1998 and subsequently amended on Form 8-K/A filed on December 21, 1998.

(b)      Pro Forma Financial Information

              The pro forma financial statements of American Apartment Communities II, Inc. and American Apartment Communities II, LP were previously filed on Form 8-K dated September 11, 1998 which was filed with the Securities and Exchange Commission on October 23, 1998 and subsequently amended on Form 8-K/A filed on December 21, 1998.






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

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UNITED DOMINION REALTY TRUST, INC.


Date: December 21, 1998                     /s/ Robin R. Flanagan
     -----------------------                -----------------------------------
                                            Robin R. Flanagan, Assistant Vice
                                                 President and Chief Accounting
                                                 Officer




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